UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2025

Dyne Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39509	36-4883909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Trapelo Road Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 786-8230

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	DYN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Treasurer

On March 20, 2025, Dyne Therapeutics, Inc. (the “Company”) announced that its Board of Directors (the “Board”) had appointed Erick Lucera as Chief Financial Officer and Treasurer of the Company, effective as of March 31, 2025 (the “Effective Date”). In addition, Mr. Lucera will serve as the Company’s principal financial officer and principal accounting officer.

Prior to his appointment as Chief Financial Officer and Treasurer of the Company, Mr. Lucera, age 57, served as the Chief Financial Officer of Editas Medicine, Inc., a biotechnology company, from May 2023 to March 2025. Prior to that, Mr. Lucera served as the Chief Financial Officer of AVEO Pharmaceuticals, Inc., a commercial-stage biopharmaceutical company, from January 2020 until its acquisition by LG Chem, Ltd. in March 2023. From August 2016 to January 2020, Mr. Lucera served as Chief Financial Officer of Valeritas Holdings, Inc., a commercial-stage medical technology company. Mr. Lucera has served on the boards of directors of Beyond Air, Inc., a public commercial-stage medical device and biopharmaceutical company, since August 2017 and SAB Biotherapeutics, Inc., a public clinical-stage biopharmaceutical company, since April 2023. He previously served on the board of directors of Bone Biologics Corporation, a public medical device company, from October 2021 until December 2023. Mr. Lucera holds a C.P.H. from Harvard University, an M.S. in finance from Boston College, an MBA from Indiana University, Bloomington, and a B.S. in accounting from the University of Delaware. Mr. Lucera currently holds a CFA designation.

Pursuant to an offer letter (the “Offer Letter”), dated March 18, 2025, between the Company and Mr. Lucera governing the terms of his employment, Mr. Lucera will be paid an annualized base salary of $520,000 and will be eligible to receive an annual incentive bonus of up to 40.0% of his annualized base salary for each fiscal year, as determined by the Board in its sole discretion. Also, as a condition to his employment and pursuant to the Offer Letter, Mr. Lucera entered into a non-competition and non-solicitation agreement and an invention and non-disclosure agreement with the Company.

In addition, pursuant to the Offer Letter, the Company has granted to Mr. Lucera (i) a nonstatutory stock option (the “Option”) to purchase up to 214,500 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) a restricted stock unit (the “RSU”) award to purchase 66,100 shares of Common Stock, such grants to be effective as of the Effective Date. The Option will have an exercise price per share equal to the closing price of the Common Stock on the Nasdaq Global Select Market on the Effective Date and is scheduled to vest as to 25% of the shares underlying the Option on the first anniversary of the Effective Date and in 12 equal quarterly installments thereafter, subject to continued service. The RSUs are scheduled to vest as to 25% of the shares in equal annual installments over four years from the Effective Date. The Option and RSUs were granted pursuant to the Company’s 2024 Inducement Stock Incentive Plan as an inducement material to Mr. Lucera’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

In addition, Mr. Lucera will be eligible for severance benefits pursuant to the terms and conditions of the Company’s Amended and Restated Executive Severance and Change in Control Benefits Plan (the “Severance Plan”), the form of which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-39509) filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2022.

In addition, Mr. Lucera will enter into an indemnification agreement with the Company, the form of which was filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (File No. 333-248414) filed with the SEC on August 25, 2020, pursuant to which the Company may be required, among other things, to indemnify Mr. Lucera for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as an officer of the Company.

There is no arrangement or understanding between Mr. Lucera and any other person pursuant to which Mr. Lucera was appointed as the Chief Financial Officer and Treasurer of the Company. There are no related party transactions between the Company and Mr. Lucera reportable under Item 404(a) of Regulation S-K and no family relationships between Mr. Lucera and any of the Company’s directors or officers.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Offer Letter, which is filed as Exhibit 10.1, and incorporated herein by reference.

Separation of Former Senior Vice President, Head of Finance & Administration and Treasurer

In connection with the hiring and appointment of Mr. Lucera as Chief Financial Officer, Richard Scalzo, the Company’s Senior Vice President, Head of Finance & Administration and Treasurer, will cease to serve in those positions and leave the Company as of the Effective Date. Mr. Scalzo has agreed to serve as a consultant to the Company following the end of his employment.

Under the Severance Plan, Mr. Scalzo is entitled to payment of his base salary for a period of nine months from the Effective Date and health coverage continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for a period of up to nine months from the Effective Date, subject to his execution of a separation agreement, which agreement shall contain a general release of claims against the Company.

The Company and Mr. Scalzo expect to enter into a Consulting Agreement (the “Consulting Agreement”), under which Mr. Scalzo will provide the Company consulting services for up to a six-month term. In consideration for his services, any and all outstanding and unvested equity awards held by Mr. Scalzo as of the Effective Date will continue to vest in accordance with and subject to the terms of the applicable equity plans under which such awards were granted and the award agreements evidencing such awards. In addition, the three-month post-termination exercise period set forth in the award agreements for the stock options held by Mr. Scalzo as of the Effective Date shall be extended until the earlier of (i) six months from the termination or expiration of the Consulting Agreement and (ii) the final exercise date provided for in the award agreements, subject to the terms of the applicable award agreements and equity plans governing such stock options.

The Consulting Agreement may be terminated prior to the end of the Consulting Period (1) by the Company at any time immediately upon written notice if Mr. Scalzo materially breaches the Consulting Agreement or the non-competition and non-solicitation and invention and non-disclosure agreements Mr. Scalzo previously entered into with the Company, (2) by Mr. Scalzo at any time immediately upon written notice if the Company has materially breached the Consulting Agreement, (3) by Mr. Scalzo or the Company upon not less than 30 days’ prior written notice, or (4) at any time upon the mutual written consent of Mr. Scalzo and the Company.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

10.1	Offer Letter, dated March 18, 2025, between the Company and Erick Lucera.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNE THERAPEUTICS, INC.

Date: March 20, 2025	By:	/s/ John G. Cox
Name: John G. Cox
Title: President and Chief Executive Officer